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                                EXHIBIT 5

                             February 4, 1998

Dakota Telecommunications Group, Inc.
Post Office Box 66
27905 453rd Avenue
Irene, South Dakota 57037-0066

     RE:  REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

          We represent Dakota Telecommunications Group, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 400,000 shares of the Company's common stock, no par value ("Common Stock").

          As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued upon payment of the purchase price therefor to the Company, be validly issued, fully paid and nonassessable.

          This opinion is rendered for purposes of Item 27 of Form SB-2 and
Item 601 of Regulation S-B and may not be used, quoted or referred to or filed for any other purpose without our prior written permission.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm in the Registration Statement.

                                   Very truly yours,

                                   WARNER NORCROSS & JUDD LLP


                                   By: /S/ TRACY T. LARSEN
                                       Tracy T. Larsen, a Partner